Exhibit 99.2

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) (480) 606-3337 Jeff Stanlis, Hayden Communications (media) (602) 476-1821

For immediate release

RURAL/METRO CHANGES ACCOUNTING METHOD FOR REVENUE;

REVISES ESTIMATE FOR EFFECT OF INVENTORY RESTATEMENT

SCOTTSDALE, Ariz. (March 16, 2007)—Rural/Metro Corporation (NASDAQ: RURL), a leading provider of medical transportation and private fire protection services, announced today that it will change its method of accounting for revenue and uncompensated care, previously referred to as the provision for doubtful accounts, in order to align with the preferred industry standard. The Company will present revenue net of contractual discounts and estimated uncompensated care.

The Company historically has presented revenue net of contractual discounts. The estimate for uncompensated care, previously defined as the provision for doubtful accounts, was presented as an operating expense. The new method will have no impact on operating income, net income, earnings per share, or operating cash flows as reported in the current year or in prior years.

The change will coincide with the Company’s previously announced inventory restatement and will be retrospectively reflected in the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2006, as well as Quarterly Reports on Form 10-Q/A for the three months ended March 31, 2006 and September 30, 2006. The new method of accounting will be presented in the Company’s future reports, including the Quarterly Report for the quarter ended December 31, 2006.

The Company also announced it has revised its estimate of the effect of restating previously issued financial statements related to inventories for fiscal years 2002 through 2006 and the quarter ended September 30, 2006. Prior-period financial statements will be restated for the impact of expensing durable medical items and will result in estimated inventory adjustments as follows (in millions):

Cumulative	3 Mos. Ended 9/30/2006	FY 2006	FY 2005	FY 2004	FY 2003	FY 2002	Beg. Retained Earnings
($4.3)	($0.07)	($0.04)	($0.5)	$0.1	$0.3	$0.7	($4.8)

Additionally, the Company has received a waiver from lenders under its Term Loan B credit facility relating to the Company’s delay in filing its Quarterly Report for the quarter ended December 31, 2006 in order to complete the restatement. In connection with the Company’s notes, the Company expects to file the Quarterly Report for the quarter ended December 31, 2006 prior to the expiration of their applicable cure period to file such report, which is April 23, 2007.

The Company anticipates announcing results for the quarter ended December 31, 2006 upon completion of the restatement and the filing of the amended reports. A conference call to discuss results will be announced in a separate communication.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, private fire protection, and other safety services in 24 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The information contained in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the Company’s ability to finalize and file restated financial statements. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements.

The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/F)

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